Exhibit 10.14

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) dated February 4, 2020,

is made by

GUARANTOR:	LI-CYCLE INC., the “Guarantor”;

in favor of

CREDITOR:	BDC CAPITAL INC., with a business center at 5, Place Ville Marie, Suite 500, Montreal, Quebec, H3B 5E7, the “Lender”;

in respect of obligations of

DEBTOR:	LI-CYCLE CORP., “Borrower”;

with respect to

DEBT:	Financing No. 165165-01;

LIMIT OF LIABILITY:	Unlimited

PRELIMINARY STATEMENTS

The Lender extended a loan or established one or more credit facilities in favor of the Borrower on terms and subject to certain conditions set out in a letter of offer dated December 16, 2019 (as amended from time to time, the “Loan Agreement”) and the Borrower may from time to time hereafter obtain credit and other financial accommodations from the Lender and incur liabilities to the Lender under the Loan Agreement and the Financing Documents (as such term is defined in the Loan Agreement); and

As a condition to extending credit to the Borrower under the Loan Agreement, the Lender has required, among other things, that the Guarantor execute and deliver this Guaranty; and

The Borrower is an affiliate of the Guarantor and the Borrower provides the Guarantor with financial, management, administrative, and technical support which enables the Guarantor to conduct its businesses in an orderly and efficient manner in the ordinary course; and

The Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Lender to the Borrower.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Lender from time to time, the Guarantor hereby agrees as follows:

1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

2. The Guarantor hereby guarantees to the Lender, the full and prompt payment when due (whether by lapse of time, acceleration, or otherwise) of (a) all indebtedness, obligations, and liabilities of the Borrower to the

Lender, under or in connection with or evidenced by the Loan Agreement or any other Financing Document, including, without limitation, all indebtedness, obligations, and liabilities of the Borrower and the Guarantor, and of any of them, in each case whether now existing or hereafter arising (whether arising before or after the filing of a petition in bankruptcy and including, without limitation, all post-petition interest and fees in a bankruptcy or other similar proceeding, whether or not allowed), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, including, without limitation, all cancellation, standby and legal fees, and (b) all reasonable expenses and charges, legal or otherwise, suffered or incurred by any of the Lender in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security or guarantees therefor. The indebtedness, obligations and liabilities described in the immediately preceding clauses (a) and (b) are hereinafter referred to as the “Guaranteed Indebtedness”. This is a guaranty of payment and not of collection, and in case the Borrower or other obligor fails to pay any Guaranteed Indebtedness when due, the Guarantor hereby agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower or other obligor. Notwithstanding anything in this Guaranty to the contrary, the right of recovery against a Guarantor under this Guaranty shall not exceed $1.00 less than the lowest amount which would render the Guarantor’s obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

3. The Guarantor further agrees to pay to the Lender (i) (without duplication) interest on the amount of the Guaranteed Indebtedness at the rate provided in the Financing Documents calculated and compounded monthly from the date the Lender demands payment under this Guaranty, and (ii) all costs and expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), paid or incurred by the Lender in endeavoring to collect the Guaranteed Indebtedness, or any part thereof, and in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

4. The Guarantor agrees that it shall pay to the Lender upon demand the full amount of the Guaranteed Indebtedness then due (subject to the limitation on the right of recovery thereon with respect to the Guarantor as set forth in the last sentence of Section 2 above), whether or not any other obligor or guarantor shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder. The Lender has the sole and absolute discretion to determine how sums shall be applied among guaranties of the obligations under the Financing Documents. The above limitation on liability set forth in the last sentence of Section 2 above is not a restriction on the amount of the obligations of Borrower to the Lender either in the aggregate or at any one time.

5. This Guaranty is a continuing, absolute, and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance executed by the Borrower and the Guarantor shall be actually received by the Lender, and also until all of the Guaranteed Indebtedness which was created or existing before receipt of such notice shall be fully paid and satisfied and the commitments of the Lender to extend credit to the Borrower under the Loan Agreement shall have expired or terminated. The dissolution of any Borrower, any other guarantor or obligor, or the Guarantor shall not terminate this Guaranty until notice of such dissolution shall have been actually received by the Lender and all of the Guaranteed Indebtedness created or existing or committed to be extended before receipt of such notice shall be fully paid and satisfied. The granting of credit from time to time by the Lender to any Borrower or any guarantor in excess of the amount to which the right of recovery under this Guaranty is limited (if any) and without notice to the Guarantor is also hereby authorized and shall in no way affect or impair this Guaranty.

6. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against, any Borrower, any other guarantor or obligor, or the Guarantor, all of the Guaranteed Indebtedness which is then existing shall, at the option of the Lender, immediately become due or accrued and payable from the Guarantor. All payments received from any Borrower or the Guarantor or on account of the Guaranteed Indebtedness from whatsoever source shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Lender.

7. The liability hereunder shall in no way be affected or impaired by (and the Lender is hereby expressly authorized to make from time to time, without notice to the Guarantor), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Guaranteed Indebtedness, either express or implied, or of any Financing Document or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance by the Lender of any security for or other guarantors upon any of the Guaranteed Indebtedness, or by any failure, neglect or omission on the part of the Lender to realize upon or protect any of the Guaranteed Indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower or any other obligor or guarantor, toward the liquidation of the Guaranteed Indebtedness, or by any application of payments or credits thereon. The Lender shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said Guaranteed Indebtedness, or any part of same. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of the Lender, at any time, to resort for payment to any Borrower or to any other obligor or guarantor, or to any other person, its property or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Lender shall have the right to enforce this Guaranty against the Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

8. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to anyone and everyone, whether or not the Borrower, any other guarantor or obligor or guarantor, or the Guarantor or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said Guaranteed Indebtedness, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived. No act of commission or omission of any kind, or at any time, upon the part of the Lender in respect to any matter whatsoever, shall in any way affect or impair this Guaranty.

9. The Guarantor agrees that it will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the Guarantor against any person liable for payment of the Guaranteed Indebtedness, or as to any security therefor, unless and until the full amount owing to the Lender of the Guaranteed Indebtedness has been fully paid and satisfied and the commitments of the Lender to extend credit to the Borrower under the Loan Agreement shall have expired or terminated. The payment by the Guarantor of any amount or amounts to the Lender pursuant hereto shall not in any way entitle the Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the Guaranteed Indebtedness or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofor, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the Guaranteed Indebtedness and all costs and expenses suffered or incurred by the Lender in enforcing this Guaranty have been paid and satisfied in full and the commitments of the Lender to extend credit to the Borrower under the Loan Agreement shall have expired or terminated; and unless and until such payment in full and termination, any payments made by the Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the Guaranteed Indebtedness or any part thereof shall be held and taken to be merely payments in gross to the Lender reducing pro tanto the Guaranteed Indebtedness.

10. To the extent permitted by the Loan Agreement, the Lender may, without any notice whatsoever to the Guarantor, sell, assign or transfer all of the Guaranteed Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Indebtedness shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; but the Lender shall have an unimpaired right to enforce this Guaranty for its own benefit, as to so much of the Guaranteed Indebtedness that it has not sold, assigned or transferred.

11. The Guarantor waives any and all defenses, claims, and discharges of the Borrower and of any other obligor pertaining to the Guaranteed Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statue of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the Guaranteed Indebtedness, or any set-off available against the Lender to the Borrower or any such other person, whether or not on account of a related transaction. The Guarantor agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure or other realization on any lien or security interest securing the Guaranteed Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

12. If any payment applied by the Lender to the Guaranteed Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the Guaranteed Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Guaranteed Indebtedness as fully as if such application had never been made.

13. The Lender may at any time or from time to time release any other guarantor or person liable in respect of any of the Guaranteed Indebtedness from its obligations or effect any compromise with any such obligor; and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the Guarantor or release, compromise or discharge the obligations of the Guarantor hereunder.

14. The Guarantor hereby represents and warrants that: (a) it is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage; (b) it has the power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and all other Financing Documents executed by it and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and all other Financing Documents executed by it; (c) it has duly executed and delivered this Guaranty and all other Financing Documents executed by it and this Guaranty and all other Financing Documents executed by it constitutes the legal, valid, and binding agreements of the Guarantor enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) the execution, delivery, and performance by the Guarantor of this Guaranty and the other Financing Documents executed by it will not (i) contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Guarantor or its properties and assets, or (ii) conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Guarantor pursuant to the terms of its organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar document) or any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject; (e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Guarantor of this Guaranty or any of the other Financing Documents executed by it, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or of any other Financing Document executed by it and (f) there are no actions, suits or proceedings pending or, to, the knowledge of the Guarantor, threatened with respect to the Guarantor which question the validity or enforceability of this Guaranty or any of the other Financing Documents executed by it, or of any action to be taken by the Guarantor pursuant to this Guaranty.

15. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any other guarantor of any provision of application of any other guaranty with respect to the Guaranteed Indebtedness shall not affect the validity or enforceability of the provisions of this Guaranty.

16. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to the Guarantor, and any notice given to the Lender shall be in writing and shall be given in person, or by letter sent by fax, mail or courier, to the address or fax number set forth on the appropriate signature page hereof, or such other address or fax number as such party may hereafter specify by notice to the Lender given in the manner herein provided. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

17. All payments to be made by the Guarantor hereunder shall be made in the same currency and funds in which the underlying Guaranteed Indebtedness is payable and made at the address of the Lender set forth on the signature page hereof (or at such other place for the account of the Lender as it may from time to time specify to the Guarantor) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without set-off, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Guarantor is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the Guarantor hereunder, the Guarantor shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Lender shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

18. The payment by the Guarantor of any amount or amounts due the Lender hereunder shall be made in the same currency (the “relevant currency”) and funds in which the underlying Guaranteed Indebtedness is payable. To the fullest extent permitted by law, the obligation of the Guarantor in respect of any amount due in the relevant currency under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Lender may, in accordance with its normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Lender receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Guarantor shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Guarantor not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

19. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED ENTIRELY THEREIN and may not be waived, amended, released or otherwise changed except by a writing signed by the Lender. This Guaranty and every part thereof shall be effective upon delivery to the Lender, without further act, condition or acceptance by the Lender, shall be binding upon the Guarantor and upon the legal representatives, successors, and assigns of the Guarantor, and shall inure to the benefit of the Lender, its successors, legal representatives, and assigns. The Guarantor waives notice of the Lender’s acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterpart signature pages each of which shall be an original, but all together to be one and the same instrument.

20. The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the County of New York for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. THE GUARANTOR AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be executed and delivered as of the date first above written.

“GUARANTOR” LI-CYCLE INC.

By
Name: Ajay Kochhar
Title: CEO

Address: 2351 Royal Windsor Drive, Suite 10, Mississauga, Ontario, Canada L5J 4S7 Telephone: (647) 490-4280 Email: ajay.kochhar@li-cycle.com

Signature Page to Guaranty Agreement (Li-Cycle Inc. - Financing No. 165165-01)

Accepted and agreed to as of the date first above written.

BDC CAPITAL INC.

By
Name Jahangir Ghatti
Title: Director , Cleantech Practice

Name Susan Rohm
Title Vice President Cleantech Practice

Address: BDC Capital Inc. 5, Place Ville Marie, Suite 500 Montreal, Quebec, H3B 5E7 Fax: (877) 329-9232

Signature Page to Guaranty Agreement (LI-Cycle Inc. - Financing No. 165165-01)

IMPORTANT NOTICE TO GUARANTOR

You are being asked to guarantee this debt. Think carefully before you do. If the debtor doesn’t pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility. You may also have to pay late fees or collection costs, which increase this amount.

The Lender can collect this debt from you without first trying to collect from the debtor. The Lender can use the same collection methods against you that can be used against the debtor, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become part of your credit record.

This notice is not the contract that makes you liable for the debt.